UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 9, 2020 (July 8, 2020)

RTI SURGICAL HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38832	83-2540607
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Lake Cook Road, Suite 315, Deerfield, Illinois 60015

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (877) 343-6832

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
common stock, $0.001 par value	RTIX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On July 8, 2020, RTI Surgical Holdings, Inc. (the “Company” or “RTI”) entered into a Third Amendment to Equity Purchase Agreement (the “Third Amendment”), with Ardi Bidco Ltd., a Delaware corporation and an entity affiliated with Montagu Private Equity LLP (the “Buyer”). The Third Amendment amended that certain Equity Purchase Agreement (the “Purchase Agreement”), dated January 13, 2020, as amended by that certain First Amendment to Equity Purchase Agreement, dated March 6, 2020 and that certain Second Amendment to Equity Purchase Agreement, dated April 27, 2020, by and between the Company and the Buyer to, among other things, broaden the scope of the Buyer’s license to use certain trademarks and service marks and extend the term of such license from five years after the closing to an indefinite period.

The above description of the Third Amendment does not purport to be complete and is qualified in its entirety by the terms and conditions of the Third Amendment, a copy of which is attached to this Current Report as Exhibit 2.1 and is incorporated in this Current Report by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

2.1*	Third Amendment to Equity Purchase Agreement, dated July 8, 2020, by and between RTI Surgical Holdings, Inc. and Ardi Bidco Ltd.

*

Certain schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant agrees to furnish supplementally a copy of any such omitted schedule to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RTI SURGICAL HOLDINGS, INC.

Date: July 9, 2020	By: /s/ Joshua H. DeRienzis Name: Joshua H. DeRienzis Title: Vice President, General Counsel and Corporate Secretary